Exhibit 99.2

Supplemental Operating and Financial Data For the Quarter

Ended June 30, 2007

Douglas Emmett, Inc.
TABLE OF CONTENTS

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K filed with the Securities and Exchange commission (SEC) on April 2, 2007.

Douglas Emmett, Inc.

CORPORATE DATA

Douglas Emmett, Inc.	CORPORATE DATA as of June 30, 2007

COMPANY BACKGROUND

We are one of the largest owners and operators of high-quality office and multifamily properties in Los Angeles County, California and have a growing presence in Honolulu, Hawaii. Our presence in Los Angeles and Honolulu is the result of a consistent and focused strategy of identifying submarkets that are supply constrained, have high barriers to entry and exhibit strong economic characteristics such as population and job growth and a diverse economic base. In our office portfolio, we focus primarily on owning and acquiring a substantial share of top-tier office properties within submarkets located near high-end executive housing and key lifestyle amenities. In our multifamily portfolio, we focus primarily on owning and acquiring select properties at premier locations within these same submarkets.

Our office portfolio consists of 47 properties with approximately 11.6 million rentable square feet, including one property acquired during the current period totaling approximately 50,000 square feet, and our multifamily portfolio consists of 9 properties with a total of 2,868 units. As of June 30, 2007, our office portfolio was 95.7% leased, and our multifamily properties were 99.5% leased. Our office portfolio contributed approximately 84.8% of our annualized rent as of June 30, 2007, while our multifamily portfolio contributed approximately 15.2%. As of June 30, 2007, our Los Angeles County office and multifamily portfolio contributed approximately 90.9% of our annualized rent, and our Honolulu, Hawaii office and multifamily portfolio contributed approximately 9.1%.

Our properties are concentrated in nine premier Los Angeles County submarkets—Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills and Burbank—as well as in Honolulu, Hawaii.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the SEC. Additional information about us and our properties is also available at our website www.douglasemmett.com.

Douglas Emmett, Inc.	CORPORATE DATA as of June 30, 2007

Number of office properties owned(1)	47
Square feet owned (in thousands)(1) (2)	11,635
Office leased rate as of June 30, 2007	95.7%
Office occupied rate as of June 30, 2007(3)	93.0%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate as of June 30, 2007	99.5%
Market capitalization (in thousands):
Total debt(4)	$2,900,000
Common equity capitalization	$4,033,157
Total market capitalization(5)	$6,933,157
Debt/total market capitalization(5)	41.8%
Common stock data (NYSE:DEI):
Range of closing prices(6)	$24.74-27.15
Closing price at quarter end(7)	$24.74
Weighted average fully diluted shares outstanding during Q2 (in thousands)	165,709
Fully diluted shares outstanding on July 31, 2007 (in thousands)(8)	159,338

(1)	Includes one property totaling approximately 50,000 square feet acquired during the second quarter of 2007.
(2)	Includes a 30,000 square foot fitness center leased during the first quarter of 2007 currently under construction as a free standing building. This space is subject to BOMA remeasurement when the construction is complete.
(3)	Represents percent leased less signed leases not yet commenced.
(4)	Excludes non-cash loan premium as of June 30, 2007.
(5)	We calculate market capitalization by adding our total debt and total number of common shares and operating partnership units outstanding multiplied by the closing price of our stock at the end of the period.
(6)	For the quarter ended June 30, 2007.
(7)	As of June 29, 2007, the last trading day of the quarter.
(8)	During the second quarter of 2007, we repurchased approximately 2.0 million share equivalents for a total consideration of approximately $49.4 million. During July 2007, we repurchased approximately 4.3 million additional share equivalents for total consideration of approximately $105.0 million.

Douglas Emmett, Inc.	INVESTOR INFORMATION

CORPORATE

808 Wilshire Boulevard, Suite 200

Santa Monica, California 90401

(310) 255-7700

BOARD OF DIRECTORS

Dan A. Emmett	Chairman of the Board, Douglas Emmett, Inc.	Leslie E. Bider	Former Chairman and Chief Executive Officer, Warner Chapel Music, Inc. and Private Investor	Thomas E. O’Hern	Executive Vice President, Chief Financial Officer and Treasurer, Macerich Company

Jordan L. Kaplan	President and Chief Executive Officer, Douglas Emmett, Inc.	Victor J. Coleman	Former President and Chief Operating Officer, Arden Realty, Inc. and Managing Director, Hudson Capital, LLC.	Dr. Andrea L. Rich	Former President and Chief Executive Officer, Los Angeles Museum of Art, and Former Executive Vice Chancellor and Chief Operating Officer, University of California Los Angeles

Kenneth M. Panzer	Chief Operating Officer, Douglas Emmett, Inc.	Ghebre Selassie Mehreteab	Chief Executive Officer, NHP Foundation	William Wilson III	Former Chairman, Cornerstone Properties, Inc., Managing Partner, Wilson Meany Sullivan, LLC

EXECUTIVE AND SENIOR MANAGEMENT

Jordan L. Kaplan	President and Chief Executive Officer	Andres Gavinet	Executive Vice President of Finance	Barbara J. Orr	Chief Administrative Officer

Kenneth M. Panzer	Chief Operating Officer	Gregory R. Hambly	Chief Accounting Officer	Allan B. Golad	SVP, Property Management

William Kamer	Chief Financial Officer			Michael J. Means	SVP, Commercial Leasing

INVESTOR RELATIONS
Investor Relations Contact: Mary C. Jensen, Vice President—Investor Relations (310) 255-7751

Email Contact: ir@douglasemmett.com

Please visit our corporate website at: www.douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED FINANCIAL RESULTS

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS For the three months ended March 31, 2007 and June 30, 2007 (unaudited and in thousands, except per share data)

	Three Months Ended
Revenues:	June 30, 2007	March 31, 2007
Office rental:
Rental revenues	$92,884	$91,612
Tenant recoveries	5,362	7,858
Parking and other income	11,098	11,100

Total office revenues	109,344	110,570
Multifamily rental:
Rental revenues	16,879	16,514
Parking and other income	526	491

Total multifamily revenues	17,405	17,005

Total revenues	126,749	127,575

Operating Expenses:
Office expense	31,124	32,966
Multifamily expense	3,872	4,923
General and administrative	5,120	5,042
Depreciation and amortization	50,494	51,121

Total operating expenses	90,610	94,052

Operating income	36,139	33,523
Interest and other income	372	82
Interest expense	(38,313)	(38,302)

Loss before minority interests	(1,802)	(4,697)
Minority interests	542	1,424

Net loss	$(1,260)	$(3,273)

Net loss per common share–diluted	$(0.01)	$(0.03)

Weighted average shares of common stock outstanding–diluted	114,862	115,006

Douglas Emmett, Inc.	BALANCE SHEETS (unaudited and in thousands)

	June 30, 2007	December 31, 2006
Assets
Investment in real estate:
Land	$817,249	$813,599
Building and improvements	4,893,677	4,863,955
Tenant improvements and leasing costs	432,998	411,063

	6,143,924	6,088,617
Less: accumulated depreciation	(134,135)	(32,521)

Net investment in real estate	6,009,789	6,056,096
Cash and cash equivalents	65,961	4,536
Tenant receivables, net	857	4,160
Deferred rent receivables, net	12,594	3,587
Interest rate contracts	142,639	76,915
Acquired above-market lease intangibles, net	29,042	34,137
Other assets	21,386	20,687

Total assets	$6,282,268	$6,200,118

Liabilities
Secured notes payable	$2,900,000	$2,760,000
Unamortized non-cash debt premium	27,497	29,702
Interest rate contracts	47,702	6,278
Accrued interest payable	12,735	12,701
Acquired below-market lease intangibles, net	238,617	263,649
Accounts payable and accrued expenses	38,330	39,035
Security deposits	29,839	28,670
Dividends payable	19,982	13,801

Total liabilities	3,314,702	3,153,836
Minority interest	894,982	934,509
Stockholders’ Equity
Common stock	1,142	1,150
Additional paid-in capital	2,144,556	2,144,600
Accumulated other comprehensive income	31,200	415
Accumulated deficit	(104,314)	(34,392)

Total stockholders’ equity	2,072,584	2,111,773

Total liabilities and stockholders’ equity	$6,282,268	$6,200,118

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS For the three months ended March 31, 2007 and June 30, 2007 (unaudited and in thousands, except per share data)

	Three Months Ended
Funds From Operations (FFO) (1):	June 30, 2007	March 31, 2007
Net loss	$(1,260)	$(3,273)
Depreciation and amortization of real estate assets	50,494	51,118
Minority interests	(542)	(1,424)

FFO	$48,692	$46,421

Adjusted Funds From Operations (AFFO)(2):
FFO	$48,692	$46,421
Straight-line rent adjustment	(4,502)	(4,505)
Amortization of acquired above and below market leases	(10,074)	(9,863)
Amortization of interest rate contracts and loan premium	1,850	2,474
Amortization of prepaid financing	251	249
Recurring capital expenditures, tenant improvements and leasing commissions	(6,576)	(5,929)
Non-cash compensation expense	736	626

AFFO	$30,377	$29,473

Weighted average common shares outstanding (in thousands)—diluted	165,709	166,391
FFO per share – diluted	$0.29	$0.28
Dividends per share declared	$0.175	$0.175
AFFO payout ratio	93.90%	97.99%

(1)	We calculate funds from operations before minority interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.
(2)	Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions. AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. We believe that net income is the most directly comparable GAAP financial measure to AFFO. We also believe that AFFO provides useful information to the investment community about the Company’s financial position as compared to other REIT’s since AFFO is a widely reported measure used by other REIT’s. However, other REIT’s may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REIT’s.

Douglas Emmett, Inc.	DEBT BALANCES as of June 30, 2007 (unaudited and in thousands)

Debt	Principal Balance		Fixed/Floating Rate	Hedged Annual Interest Rate(1)	Maturity Date		Swap Maturity Date
Variable Rate Swapped to Fixed Rate:
Modified Term Loan(2)(3)	$2,300,000		LIBOR + 0.85%	5.20%	09/01/12		08/01/10-
							08/01/12
Fannie Mae Loan I(4)	293,000		DMBS + 0.60%	4.76	06/01/12	(5)	08/01/11
Fannie Mae Loan II(4)	75,000		DMBS + 0.76%	4.93	02/01/15		08/01/11
Fannie Mae Loan III(4)	82,000		LIBOR + 0.62%	5.70	02/01/16		03/01/12
Fannie Mae Loan IV(4)	95,080	(6)	DMBS + 0.60%	5.86	06/01/12		08/01/11
Fannie Mae Loan V(4)	36,920	(6)	DMBS + 0.60%	5.86	02/01/15		08/01/11
Fannie Mae Loan VI(4)	18,000	(6)	LIBOR + 0.62%	5.90	06/01/17		06/01/12

Subtotal	$2,900,000	(7)		5.20
Add: Unamortized Non-Cash Loan Premium(8)	27,497

Total	$2,927,497

(1)	Includes the effect of interest rate contracts. Based on actual/365-day basis and excludes amortization of loan fees and unused fees on credit line.
(2)	Secured by seven separate cross collateralized pools. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(3)	Includes $1.11 billion swapped to 4.89% until August 1, 2010; $545.0 million swapped to 5.75% until December 1, 2010; $322.5 million swapped to 4.98% until August 1, 2011; and $322.5 million swapped to 5.02% until August 1, 2012.
(4)	Secured by four separate collateralized pools. Fannie Mae Discount Mortgage-Backed Security (DMBS) generally tracks 90-day LIBOR.
(5)	The maturity date was extended by five months in conjunction with the $150 million of incremental loans entered into during the second quarter of 2007.
(6)	Represents part of $150 million in incremental borrowings made during the second quarter of 2007.
(7)	The weighted average remaining life of our outstanding debt is 5.3 years. The weighted average remaining life of the interest rate swaps associated with this balance is 3.7 years.
(8)	Represents non-cash mark-to-market adjustment on variable rate debt associated with office properties.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY as of June 30, 2007

Submarket	Number of Properties	Rentable Square Feet (1)	Percent of Total

West Los Angeles
Brentwood	13	1,390,628	12%
Olympic Corridor	4	922,424	8
Century City	3	915,978	8
Santa Monica	7	860,198	7
Beverly Hills	4	571,873	5
Westwood	2	396,807	3
San Fernando Valley
Sherman Oaks/Encino	9	2,879,079	25
Warner Center/Woodland Hills	2	2,597,835	22
Tri-Cities
Burbank	1	420,949	4
Honolulu	2	679,334	6

Total	47	11,635,105	100%

(1)	Based on BOMA 1996 remeasurement. Total consists of 10,997,856 leased square feet (includes 309,815 square feet with respect to signed leases not commenced), 503,170 available square feet, 65,096 building management use square feet, and 68,983 square feet of BOMA 1996 adjustment on leased space.

Douglas Emmett, Inc.	OFFICE PORTFOLIO OCCUPANCY AND IN-PLACE RENTS as of June 30, 2007

			Annualized Rent Per	Monthly Rent Per
Submarket	Percent Leased(1)	Annualized Rent (2)	Leased Square Foot(3)	Leased Square Foot

West Los Angeles
Brentwood	97.8%	$45,975,441	$34.79	$2.90
Olympic Corridor	96.6	24,918,926	28.44	2.37
Century City	96.4	29,040,055	33.58	2.80
Santa Monica(4)	97.7	34,836,163	45.06	3.75
Beverly Hills	97.8	21,584,724	39.12	3.26
Westwood	97.1	12,806,477	33.95	2.83
San Fernando Valley
Sherman Oaks/Encino	96.6	77,530,486	28.73	2.39
Warner Center/Woodland Hills	92.5	59,915,397	27.00	2.25
Tri-Cities
Burbank	100.0	14,118,629	33.54	2.79
Honolulu	89.7	17,993,035	30.77	2.56

Total	95.7%	$338,719,333	$31.69	$2.64

Recurring Capital Expenditures
-Office (per rentable square foot) for the three months ended June 30, 2007			$0.08

(1)	Includes 309,815 square feet with respect to signed leases not yet commenced.
(2)	Represents annualized monthly cash rent under leases commenced as of June 30, 2007 (excluding 309,815 square feet with respect to signed leases not yet commenced). The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.
(3)	Represents annualized rent divided by leased square feet (excluding 309,815 square feet with respect to signed leases not commenced) as set forth in note (1) above for the total.
(4)	Includes $1,108,103 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY as of June 30, 2007

	Number of	Number of	Percent of
Submarket	Properties	Units	Total

West Los Angeles
Brentwood	5	950	33%
Santa Monica	2	820	29
Honolulu	2	1,098	38

Total	9	2,868	100%

			Monthly
	Percent	Annualized	Rent Per
Submarket	Leased	Rent (1)	Leased Unit

West Los Angeles
Brentwood	99.8%	$23,189,891	$2,038
Santa Monica(2)	99.9	19,361,808	1,970
Honolulu	98.9	18,331,128	1,407

Total	99.5%	$60,882,827	$1,778

Recurring Capital Expenditures
-Multifamily (per unit) for the three months ended June 30, 2007			$129

(1)	Represents June 30, 2007 multifamily rental income annualized.
(2)	Excludes 10,013 square feet of ancillary retail space, which generated $280,088 of annualized rent as of June 30, 2007.

Douglas Emmett, Inc.	TENANT DIVERSIFICATION (Greater than 1% of Annualized Rent) as of June 30, 2007

					Percent
				Total	of		Percent
	Number	Number		Leased	Rentable		of
	of	of	Lease	Square	Square	Annualized	Annualized
	Leases	Properties	Expiration(1)	Feet	Feet	Rent(2)	Rent
Time Warner(3)	4	4	2008-2019	642,845	5.5%	$21,623,097	6.4%
AIG SunAmerica	1	1	2013	182,010	1.6	5,192,084	1.5
The Endeavor Agency, LLC	1	1	2019	102,216	0.9	4,046,794	1.2
Blue Shield of California	1	1	2009	135,106	1.2	3,939,691	1.2
Metrocities Mortgage, LLC	2	2	2010-2015	138,040	1.2	3,830,050	1.1
Pacific Theatres Exhibition Corp(4)	1	1	2016	88,300	0.7	3,567,320	1.1

Total	10	10		1,288,517	11.1%	$42,199,036	12.5%

(1)	Expiration dates are per leases and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.
(2)	Represents annualized monthly cash rent under leases commenced as of June 30, 2007. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.
(3)	Includes a 10,000 square foot lease expiring in October 2008, a 62,000 square foot lease expiring in June 2010, a 150,000 square foot lease expiring in April 2016, and a 420,000 square foot lease expiring in September 2019.
(4)	Annualized rent excludes rent determined as a percentage of sales.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION as of June 30, 2007

		Annualized
		Rent
	Number	as a
	of	Percent of
Industry	Leases	Total

Financial Services	303	18.0%
Legal	297	15.8
Entertainment	106	11.7
Real Estate	165	9.8
Health Services	265	8.5
Accounting and Consulting	160	8.2
Insurance	77	7.3
Retail	143	6.5
Other	188	4.7
Technology	64	3.3
Advertising	53	3.1
Public Administration	31	2.3
Educational Services	9	0.8

Total	1,861	100.0%

Douglas Emmett, Inc.	LEASE DISTRIBUTION as of June 30, 2007

		Leases		Square		Annualized
	Number	as a	Rentable	Feet as		Rent as
	of	Percent	Square	a Percent	Annualized	a Percent
Square Feet Under Lease	Leases	of Total	Feet(1)	of Total	Rent(2)	of Total

2,500 or less	934	50.2%	1,251,048	10.8%	$40,846,740	12.1%
2,501-10,000	692	37.2	3,335,525	28.7	104,923,489	31.0
10,001-20,000	154	8.2	2,146,674	18.4	67,249,524	19.8
20,001-40,000	52	2.8	1,451,915	12.5	45,723,064	13.5
40,001-100,000	22	1.2	1,257,109	10.8	41,658,811	12.3
Greater than 100,000	7	0.4	1,245,770	10.7	38,317,705	11.3

Subtotal	1,861	100.0%	10,688,041	91.9%	$338,719,333	100.0%
Available	—	—	503,170	4.3	—	—
BOMA Adjustment(3)	—	—	68,983	0.6	—	—
Building Management Use	—	—	65,096	0.5	—	—
Signed leases not commenced	—	—	309,815	2.7	—	—

Total	1,861	100.0%	11,635,105	100.0%	$338,719,333	100.0%

(1)	Based on BOMA 1996 remeasurement. Total consists of 10,997,856 leased square feet (includes 309,815 square feet with respect to signed leases not commenced), 503,170 available square feet, 65,096 building management use square feet, and 68,983 square feet of BOMA 1996 adjustment on leased space.
(2)	Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of June 30, 2007(excluding 309,815 square feet with respect to signed leases not yet commenced). The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.
(3)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	LEASE EXPIRATIONS as of June 30, 2007

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet(1)	Expiring Square Feet as a Percent of Total	Annualized Rent(2)	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(3)	Annualized Rent Per Leased Square Foot at Expiration(4)
Available	—	503,170	4.3%	$—	—%	$—	$—
2007	222	762,755	6.5	24,366,464	7.2	31.95	32.01
2008	394	1,575,104	13.5	48,036,390	14.2	30.50	31.20
2009	358	1,497,219	12.9	47,406,755	14.0	31.66	33.06
2010	298	1,482,307	12.7	48,918,618	14.4	33.00	35.71
2011	268	1,376,211	11.8	44,265,458	13.1	32.16	35.76
2012	139	845,396	7.3	26,063,123	7.7	30.83	35.31
2013	62	743,570	6.4	23,690,561	7.0	31.86	37.20
2014	44	527,784	4.5	15,389,399	4.5	29.16	35.56
2015	28	398,869	3.4	11,698,640	3.5	29.33	35.93
2016	28	587,991	5.1	18,945,009	5.6	32.22	39.80
Thereafter	20	890,835	7.7	29,938,916	8.8	33.61	42.80
BOMA Adjustment(5)	—	68,983	0.6	—	—	—	—
Building Management Use	—	65,096	0.6	—	—	—	—
Signed leases not commenced	—	309,815	2.7	—	—	—	—

Total/Weighted Average	1,861	11,635,105	100.0%	$338,719,333	100.0%	$31.69	$35.31

(1)	Based on BOMA 1996 remeasurement. Total consists of 10,997,856 leased square feet (includes 309,815 square feet with respect to signed leases not commenced), 503,170 available square feet, 65,096 building management use square feet, and 68,983 square feet of BOMA 1996 adjustment on leased space.
(2)	Represents annualized monthly cash rent under leases commenced as of June 30, 2007 (excluding 309,815 square feet with respect to signed leases not yet commenced). The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.
(3)	Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) divided by leased square feet.
(4)	Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) at expiration divided by leased square feet.
(5)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	QUARTERLY LEASE EXPIRATIONS – NEXT FOUR QUARTERS as of June 30, 2007

Submarket		Q3 2007	Q4 2007	Q1 2008	Q2 2008

West Los Angeles

Brentwood	Expiring SF	86,248	32,470	23,924	42,738
	Rent per SF(1)	$34.65	$33.71	$31.03	$34.04

Olympic Corridor	Expiring SF	60,420	87,626	56,803	40,041
	Rent per SF(1)	$32.33	$33.05	$28.53	$28.22

Century City	Expiring SF	17,342	3,379	14,945	46,521
	Rent per SF(1)	$34.28	$37.14	$42.82	$32.92

Santa Monica	Expiring SF	14,757	11,174	28,621	21,548
	Rent per SF(1)	$46.83	$48.42	$44.03	$48.10

Beverly Hills	Expiring SF	21,731	8,620	3,280	18,700
	Rent per SF(1)	$35.90	$39.90	$28.41	$37.20

Westwood	Expiring SF	36,892	6,949	5,680	—
	Rent per SF(1)	$37.78	$40.19	$35.59	$—

San Fernando Valley

Sherman Oaks/	Expiring SF	90,714	91,086	53,844	134,739
Encino	Rent per SF(1)	$28.75	$29.91	$27.76	$27.45

Warner Center/	Expiring SF	103,911	35,367	72,635	52,107
Woodland Hills	Rent per SF(1)	$26.94	$28.20	$24.66	$28.35

Tri-Cities

Burbank	Expiring SF	—	—	—	—
	Rent per SF(1)	$—	$—	$—	$—

Honolulu	Expiring SF	43,124	10,945	6,726	29,737
	Rent per SF(1)	$28.91	$32.75	$30.77	$29.17

Total	Expiring SF	475,139	287,616	266,458	386,131
	Rent per SF(1)	$31.69	$32.54	$30.22	$30.79

(1)	Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) per leased square foot at expiration. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY For the three months ended June 30, 2007

Gross New Leasing Activity
Rentable square feet	294,186
Number of leases	65
Gross Renewal Leasing Activity
Rentable square feet	276,219
Number of leases	91
Net Absorption
Leased rentable square feet(1)	51,945
Cash Rent Growth(2)
Expiring Rate	$32.50
New/Renewal Rate	$37.85
Increase	16.5%
Straight-Line Rent Growth(3)
Expiring Rate	$30.66
New/Renewal Rate	$41.32
Increase	34.8%
Weighted Average Lease Terms
New (in months)	69
Renewal (in months)	55

	Total Lease Transaction Costs	Annual Lease Transaction Costs
Tenant Improvement and Leasing(4)
Commissions (per rentable square foot)

New leases	$26.17	$4.55
Renewal leases	$10.53	$2.30
Blended	$18.60	$3.59

(1)	Net absorption excludes acquisition of a 50,000 square foot building during the second quarter of 2007.
(2)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.
(3)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new leases on the same space.
(4)	Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties, including repositioned properties.